1 Cano Health 1Q23 Financial Supplement May 9, 2023

2 Disclaimer GENERAL: This presentation (“Presentation”) is for informational purposes only to assist investors, prospective investors and other parties (“Recipients”) in making their own evaluation with respect to Cano Health, Inc. (“Cano Health” or the “Company”, “our” or words of similar import). The information contained herein does not purport to be all‐inclusive, and neither the Company nor any of its nor any of its respective affiliates, directors, officers, employees, agents, shareholders or advisors (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy, completeness, or reliability of the information contained in this Presentation. Certain information contained in this Presentation relates to or is based on studies, publications, surveys, and the Company’s own internal estimates and research. To the extent available, the industry, market and competitive position data contained in this Presentation are sourced from official or third‐party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. The Company has not independently verified the data contained therein. In addition, certain of the industry, market and competitive position data contained in this Presentation may be sourced from the Company’s own internal estimates based on the knowledge and experience of the Company’s management in the markets in which the Company operates. This data and its underlying methodology and assumptions have not been verified by any independent source for accuracy or completeness and are subject to change without notice. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this Presentation. In addition, certain data and other information included in this Presentation are based on a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. The Company has not yet completed its quarter and year‐end financial close processes for the quarter and year ended December 31, 2022. The preliminary, estimated financial results presented herein have not been audited and are based on information currently available to the Company. Accordingly, such results are subject to revision as a result of the Company’s completion of its normal quarter and year‐end accounting closing procedures, including customary reviews and approvals, completion by the Company's independent registered public accounting firm of its audit of such financial statements, asset recoverability accounting analysis, the execution of its internal controls over financial reporting, final adjustments and other developments arising between now and the time that our financial results for the three months and year ended December 31, 2022 are finalized. As such, the Company's actual results may materially vary from the preliminary results presented in this Presentation. FORWARD-LOOKING STATEMENTS: Statements made in this Presentation that reflect our current view about future events and financial performance are hereby identified as “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements can be identified by terms and phrases such as “guidance,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions, and include, without limitation, our anticipated results of operations, including our financial guidance for the 2023 fiscal year, including total membership, total revenue, medical cost ratio, Adjusted EBITDA, total medical centers, interest expense, stock‐based compensation expense, de novo losses and capital expenditures, our business strategies, our projections with respect to third‐party medical costs and capitated revenue, and our expectations regarding membership growth; our prospects and plans, and other aspects of our operations or operating results. We caution readers of this Presentation that such “forward‐looking statements,” including without limitation, those relating to our future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this Presentation or in other statements attributable to us, including, without limitation,(i) our belief that our prior investments in de novo medical centers yields significant embedded EBITDA opportunity and our plans to leverage scale and density in local markets, particularly in Medicare Advantage‐focused medical centers, expand utilization of existing capacity in newer de novos to improve center‐level economics (ii) our expectation that we will achieve a significant inflection point in average member growth and profitability occurring from year 1 to year 3; (iii) our plans to divest non‐core assets and focus on simplifying operations and growing our highly differentiated Medicare Advantage business; (iv) our belief that we have significant embedded EBITDA opportunity in Medicare Advantage medical centers; (v) our belief that our capital management strategy will benefit from improved profitability, enhanced cash flow, and liquidity; and (vi) our 2023 financial guidance. These forward‐looking statements are estimates reflecting our judgment, assumptions and estimates which are inherently uncertain and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward‐looking statements,” including, without limitation, delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to (i) realize on our EBITDA opportunities from our prior investments in de novo facilities, such as due to lower than expected patient utilization rates and/or higher than expected operating costs; (ii) grow our membership, such as due to higher than expected competition for our patients’ services; (iii) sell non‐core assets, such as due to tightness in the credit markets and/or M&A markets; (iv) realize on our EBITDA opportunities from our Medicare Advantage centers, such as due to lower than expected patient utilization rates; (v) improve our profitability, enhanced cash flow, and/or liquidity, such as due to unexpected demands on our cash resources, higher than expected expenses and interest payments and/or lower than expected revenues; and/or (vi) achieve our 2023 financial guidance, such as due to one or more of the reasons set forth above and/or as described in the risk factors in our 2022 Form 10‐K, as defined below. Such forward‐looking statements are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which it will operate in the future and there can be no assurance that the information or data contained in this Presentation is reflective of the Company’s actual future performance to any degree. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward‐looking statements include, among other, a wide variety of significant business, economic, competitive, and other risks, and uncertainties, including, but not limited to, various factors beyond management's control including general economic, market and industry conditions and other risks, as well as factors associated with companies, such as the Company, that are engaged in the healthcare industry; competition in the Company’s industry; changes to federal and state laws and regulations; failure to develop new technology and products; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; changes in our strategy, future operations, prospects and plans; our ability to realize expected results with respect to patient membership, total revenue and earnings; our ability to grow market share in existing markets or enter into new markets and continue our growth; our ability to predict and control our medical cost ratio; our ability to integrate our acquisitions and achieve desired synergies; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; developments and uncertainties related to the DCE program; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to access new capital through sales of shares of our Class A common stock or issuance of indebtedness, which may harm our liquidity and/or our ability to grow our business; and our ability to recruit and retain qualified team members and independent physicians.

3 Disclaimer (cont.) FORWARD-LOOKING STATEMENTS (cont.): Actual results may also differ materially from such forward‐looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10‐K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10‐K/A, filed with the SEC on April 7, 2023 (as amended, the “2022 Form 10‐K”), as well as our Quarterly Reports on Form 10‐Q and Current Reports on Form 8‐K that we have filed or will file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir‐home. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. This Presentation also contains certain financial “guidance” information, which constitutes forward‐looking information, and includes certain estimates and assumptions about expected medical costs and savings and recent acquisitions and other transactions and should not be relied upon as necessarily being indicative of future results. Actual results may differ materially from the results contemplated by the financial “guidance” information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation as to the accuracy or completeness of such information or by any person that the results reflected in such guidance will be achieved. This Presentation speaks as of the date hereof or as of any such other date as expressly identified in this presentation and shall not be deemed to be an indication of the state of affairs of, or the absence of any change or development in, the Company at any other point in time. NON-GAAP FINANCIAL MEASURES: This Presentation uses certain non‐GAAP measures such as Adjusted EBITDA, whose most directly comparable GAAP measure is net loss. These non‐GAAP measures are not substitutes for their most directly comparable GAAP measures. Such financial information may not have been audited, reviewed or verified by any independent accounting firm. The inclusion of such financial information in this Presentation or any related discussion should not be regarded as a representation or warranty by the Company or any of its Representatives as to the accuracy or completeness of such information’s portrayal of the Company’s financial condition or results of operations and should not be relied upon in the absence of reviewing the Company’s GAAP results, such as those presented in its Form 10‐Ks and Form 10‐Qs. The principal limitation of these non‐GAAP financial measures is that they exclude certain expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. We believe that Adjusted EBITDA provides useful supplemental information in evaluating the performance of our business and provide greater understanding with respect to the results of our operations. We also believe Adjusted EBITDA facilitates company‐to‐company operating performance comparisons by backing out interest expense, taxes, amortization, depreciation, certain non‐recurring charges unrelated to operating performance and certain other adjustments. The Company's management uses the non‐GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non‐GAAP financial measures provide an additional tool, when used in combination with GAAP measures, for our management and investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Management believes that the non‐GAAP financial measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the non‐GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Accordingly, the Company believes that the presentation of the non‐GAAP measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The non‐GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non‐GAAP measures differently. These non‐GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC. A reconciliation of the Company’s non‐GAAP measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non‐GAAP Measures.” However, pursuant to the applicable exemption under Regulation G and Item 10(e)(1)(i)(B) of the SEC’s Regulation S‐K, we have not reconciled our expectations as to Adjusted EBITDA for future periods to net loss, its most directly comparable GAAP measure because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of forward‐looking GAAP net loss. You should review our financial statements filed with the SEC, and not rely on any single financial measure to evaluate our business. See the Appendix for further information on the definition of Adjusted EBITA and reconciliations to its most directly comparable GAAP measures.

4 Transforming patient care by delivering superior primary care services through access, quality, and wellness We are a high‐touch, tech‐enabled, population health management company with a powerful combination of medical centers and services making healthcare more accessible and affordable Industry‐leading independent primary care provider company Technology‐driven population heath management Patient‐focused medical centers adapted to the local community ++

5 Cano Health’s Long-term Investment Thesis We serve our nation’s rapidly growing senior population so they can live longer, healthier lives Primary care is a critical service and a necessary part of our nation’s healthcare system Over 95% of our revenue is recurring as monthly payments from payors to provide for the healthcare needs of our members Nearly all our revenue comes from federal and state governments, either directly or through health plans Our value‐based primary care model is increasingly recognized as a potential solution to our nation’s ever‐rising healthcare expenditures Future of Healthcare Delivery is Value Based Strong Government Funding Support Recurring Revenue Critical Service Large & Growing Market

1Q 2022 Highlights and Full Year 2023 Guidance

1Q23 Total Revenue
$867M, +23% y-y

Reflects continued growth in ACO REACH and Medicare Advantage

1Q23 Total Membership
389K, +44% y-y

Medicare capitated membership 207K, +29% y-y

1Q23 Adjusted EBITDA(1)
$5.0M vs. $29.2M prior year

Adjusted EBITDA declined primarily driven by a higher medical cost ratio and higher operating expenses attributable to newer medical centers

1Q23 Total MCR(2) of 84.2%

Excluding Medicare ACO REACH(3), 1Q23 MCR was 79.6%

- 1Q23 impacted by higher utilization of supplemental benefits and branded Rx
- Admissions per thousand, or APTs, remained stable

Raised Full Year 2023 outlook for membership and total revenue

Maintains outlook for Adjusted EBITDA, in the range of $75M to $85M

- Total membership of 390K to 400K, an increase of ~3%
- Total revenue of $3.25B to $3.35B, an increase of ~3%
- Medical cost ratio of 81.0% to 82.0% is unchanged

Company plans to divest certain non-core assets

Focus on simplifying operations and growing our highly differentiated Medicare Advantage business

- Significant embedded EBITDA opportunity in Medicare Advantage medical centers
- Capital management strategy will benefit from improved profitability, enhanced cash flow, and liquidity

CanoHealth

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation table in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
(2) Medical Cost Ratio (MCR) = Third-party Medical Costs / Capitated Revenue
(3) Medicare ACO Realizing Equity, Access, and Community Health (ACO REACH)

6

7 National Care Platform : Access, Quality, and Wellness within a capitated payment model Operating Model : Flexible – Medical centers and affiliates with staff and services reflecting the communities we serve Growth Avenues : Maintain optionality – build, buy, manage – de novo, acquire, existing centers and affiliates Strategic Objective : Obtain speed, scale, and density QUALITY WELLNESSACCESS Transportation Cano@Home/Telehealth 24/7 Urgency Line Classes Cano Life Physiotherapy Disease Management Care Coordination Preventive Screenings BUILD MANAGEBUY Physician Practice Acquisitions Affiliated Practices De Novo Centers Expand Existing Centers National Care Platform… …with a Flexible Growth Model A Differentiated Value-Based Primary Care Model Existing Centers

Geographic Footprint


~1,900 employed & affiliate providers in 9 states + Puerto Rico
Medical Centers & Affiliates
Affiliates only

	2018	2019	2020	2021	2022	2023E
States (1)	1	2	4	9	10	10
Medical Centers	19	35	71	130	172	170
Members	25K	42K	106K	227K	310K	390K-400K

Cano Health Medical Centers

State	2020	2021	2022	1Q23
Florida	64	101	123	125
Texas	4	11	16	13
Nevada	3	8	14	14
California	--	4	7	7
Illinois	--	4	8	7
New Mexico	--	2	3	3
Puerto Rico	--	--	1	1
Total	**71**	**130**	**172**	**170**

Accelerated medical center consolidations in 1Q23

Strategically focused on Florida and optimizing existing center capacity

CanoHealth

(1) Includes Puerto Rico from 2019 onward
Note: Number of expected medical centers in 2023 is an estimate based on management's internal projections, and is subject to change

8

9 Significant Embedded Earnings Opportunity in De Novos Notes: (1) Adjusted EBITDA is a non‐GAAP financial measure. Please refer to the “Disclaimer – Non‐GAAP Financial Measures” and the reconciliation tables in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure. Financial performance for each de novo medical center excludes corporate and regional overhead and the impact of MSP Recovery on 2022 results. (2) Average MA membership is calculated using the weighted average annual Medicare Advantage member months per de novo FY2022 Adj. EBITDA(1) By De Novo Medical Center Vintage ($0.3) ($0.9) $0.1 $2.0 $3.8 Year 0 Year 1 Year 2 Year 3 Year 4+ ($ in millions) Av er ag e Ad j. EB IT D A 4+3210Year 4491924De Novos 744128155Avg. Age (months) ~1,220~1,020~480~170~70Avg. MA Members(2) Prior investments in De Novo Medical Center yields significant embedded earnings opportunity from: • Leveraging scale and density in local markets, particularly in Medicare Advantage‐focused medical centers • Expanding utilization of existing capacity in newer de novos to improve center‐level economics • Significant inflection point in average member growth and profitability occurring from year 1 to year 3 Other Considerations • De novo performance in years 1 and 2 is supplemented by contributions from acquired medical centers • Approximately 7 exam rooms per de novo 4 Vintage age

Guidance for Full Year 2023

	FY 2023 As of May 9, 2023	FY 2023 As of March 1, 2023
Total Membership	390,000 - 400,000	375,000 - 385,000
Total Revenues	$3.25B - $3.35B	$3.10B - $3.25B
Medical Cost Ratio (MCR) (1)	81% - 82%	81% - 82%
Adjusted EBITDA(2)(3)	$75M - $85M	$75M - $85M
Total Medical Centers	170	177

Raising 2023 guidance range for membership and total revenue, while maintaining the outlook for MCR and Adjusted EBITDA

2023 MCR is unchanged but with bias towards the upper half of the current range, due to higher utilization and unfavorable prior years development exhibited in 1Q23

Additional guidance for full year 2023:

- Interest expense: ~$100 million
  - Includes non-cash interest of ~$19 million
- Stock-based compensation expense: ~$50 million
- Capital expenditures: ~$15 million

(1) Medical Cost Ratio = Third Party Medical Costs / Capitated Revenue
(2) Adjusted EBITDA is a non-GAAP financial measure. For periods beginning January 1, 2023, the Company has modified its definition of Adjusted EBITDA. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation tables in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
(3) The Company has not reconciled its expectations as to non-GAAP measures in future periods to their most directly comparable GAAP measure because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of the most comparable GAAP measure.

CanoHealth

10

11 Appendix

Membership Mix and PMPM: 1Q22 – 1Q23

Members	1Q22	2Q22	3Q22	4Q22	1Q23
Medicare Advantage	119,105	123,768	128,731	140,353	140,366
Medicare ACO REACH	41,201	40,179	39,615	39,183	67,054
Total Medicare	160,306	163,947	168,346	179,536	207,420
Medicaid	67,982	70,254	73,865	76,717	81,509
ACA	41,045	47,324	52,385	53,337	99,738
Total Members	**269,333**	**281,525**	**294,596**	**309,590**	**388,667**

% Total	1Q22	2Q22	3Q22	4Q22	1Q23
Medicare Advantage	45%	44%	44%	45%	36%
Medicare ACO REACH	15%	14%	13%	13%	17%
Total Medicare	60%	58%	57%	58%	53%
Medicaid	25%	25%	25%	25%	21%
ACA	15%	17%	18%	17%	26%
Total Members	**100%**	**100%**	**100%**	**100%**	**100%**

Revenue PMPM	1Q22	2Q22	3Q22	4Q22	1Q23
Medicare Advantage	$1,249	$1,196	$1,127	$1,084	$1,180
Medicare ACO REACH	1,379	1,362	1,215	1,374	1,489
Total Medicare	1,283	1,238	1,148	1,150	1,281
Medicaid	257	223	191	213	183
ACA	58	48	40	36	11
Total	**$839**	**$787**	**$718**	**$718**	**$734**

CanoHealth

Note: Differences in the included tables are due to rounding and are not significant.

12

13 Membership Medical Centers and Affiliates: 1Q22 – 1Q23 (1) Medicare ACO REACH members within our medical centers and affiliates are approximate. Note: Differences in the included tables are due to rounding and are not significant. 1Q234Q223Q222Q221Q22Members 78,01576,717 70,744 68,760 65,579 Medicare Advantage 3,7254,689 4,833 4,981 5,133 Medicare ACO REACH(1) 79,02174,272 71,505 67,887 65,769 Medicaid 99,73853,337 52,385 47,324 40,921 ACA 260,461209,015 199,467 188,952 177,402 Total Medical Center 62,35163,636 57,987 55,008 53,526 Medicare Advantage 63,32934,494 34,782 35,198 36,068 Medicare ACO REACH(1) 2,4882,445 2,360 2,367 2,337 Medicaid 128,168100,575 95,129 92,573 91,931 Total Affiliate 388,667309,590 294,596 281,525 269,333 Total Members 1Q234Q223Q222Q221Q22% of Total Members 20%25%24%24%24%Medicare Advantage 1%2%2%2%2%Medicare ACO REACH 20%24%24%24%24%Medicaid 26%17%18%17%15%ACA 67%68%68%67%66%Total Medical Center 16%21%20%20%20%Medicare Advantage 16%11%12%13%13%Medicare ACO REACH 1%1%1%1%1%Medicaid 33%32%32%33%34%Total Affiliate 100%100%100%100%100%Total Members

Revenue Mix: 1Q21 – 1Q23

$ Millions	1Q22	2Q22	3Q22	4Q22	1Q23
Medicare Advantage	442.7	436.0	432.2	434.2	491.9
Medicare ACO REACH	172.5	166.6	145.7	162.5	301.8
Total Medicare	615.2	602.6	578.0	596.6	793.6
Medicaid	52.0	46.2	41.9	48.8	44.4
ACA	7.1	6.7	6.0	5.7	3.0
Total Capitated Revenue	**674.4**	**655.5**	**625.9**	**651.2**	**841.1**
Fee-for-Service and Other Revenue	30.0	33.9	39.1	29.2	25.8
Total Revenue	**704.3**	**689.4**	**665.0**	**680.4**	**866.9**

% Total	1Q22	2Q22	3Q22	4Q22	1Q23
Medicare Advantage	63%	63%	65%	64%	57%
Medicare ACO REACH	25%	24%	22%	24%	35%
Total Medicare	87%	87%	87%	88%	92%
Medicaid	7%	7%	6%	7%	5%
ACA	1%	1%	1%	1%	0%
Total Capitated Revenue	**96%**	**95%**	**94%**	**96%**	**97%**
Fee-for-Service and Other Revenue	4%	5%	6%	4%	3%
Total Revenue	**100%**	**100%**	**100%**	**100%**	**100%**

CanoHealth

Note: Differences in the included tables are due to rounding and are not significant.

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15 1Q234Q223Q222Q221Q22YoY Change 25%40%32%99%158%Capitated Revenue (14%)5%56%140%127%Fee‐for‐Service and Other Revenue 23%38%33%101%156%Total Revenue 32%37%28%86%175%Third‐Party Medical Costs 13%31%27%48%77%Direct Patient Expense 0%16%46%125%175%SG&A (83%)433%435%142%150%Adjusted EBITDA(1) Financial Summary: 1Q21 – 1Q23 1Q234Q223Q222Q221Q22$ Millions 841.1 651.2 625.9 655.5 674.4 Capitated Revenue 25.8 29.2 39.1 33.9 30.0 Fee‐for‐Service and Other Revenue 866.9 680.4 665.0 689.4 704.4 Total Revenue 708.3 495.7 489.6 541.3 535.8 Third‐Party Medical Costs 68.4 77.7 63.9 52.6 60.7 Direct Patient Expense 96.5 107.8 111.8 106.2 96.6 SG&A 5.0 16.3 18.2 9.9 29.2 Adjusted EBITDA (1) (1) Adjusted EBITDA is a non‐GAAP financial measure. At the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to de novo medical centers. Please refer to the “Disclaimer – Non‐GAAP Financial Measures” and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure. (2) Note: Differences in the included tables are due to rounding and are not significant.

16 Margin Analysis: 1Q21 – 1Q23 1Q234Q223Q222Q221Q22% Total Revenue (except as noted) 84.2%76.1%78.2%82.6%79.5%Medical Cost Ratio(1) 7.9%11.4%9.6%7.6%8.6%Direct Patient Expense Ratio 10.0%14.1%15.1%12.8%11.8%SG&A Ratio (excl. Stock Comp) 0.6%2.4%2.7%1.4%4.1%Adjusted EBITDA Margin(2) 1Q234Q223Q222Q221Q22YoY bp change 472 (198)(228)(602)482 Medical Cost Ratio(1) (71)(58)(50)(276)(385)Direct Patient Expense Ratio (175)(184)164 12 (97)SG&A Ratio (excl. Stock Comp) (357)340 205 835 (10)Adjusted EBITDA Margin (2) (1) Medical Cost Ratio = Third‐party Medical Costs / Capitated Revenue (2) Adjusted EBITDA is a non‐GAAP financial measure. At the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to de novo medical centers. Please refer to the “Disclaimer – Non‐GAAP Financial Measures” and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure. (3) Note: Differences in the included tables are due to rounding and are not significant.

Non-GAAP Financial Measures Reconciliation

	($ in millions)	1Q22	2Q22	3Q22	4Q22	1Q23
	Net income (loss)	**(0.1)**	**(14.6)**	**(112.0)**	**(301.7)**	**(60.6)**
	Interest expense, net	13.3	13.1	16.4	19.6	23.5
	Income tax expense (benefit)	1.0	0.8	(1.2)	1.5	0.0
	Depreciation and amortization expense	19.0	19.8	25.3	26.4	27.2
	EBITDA[(1)]	**33.3**	**19.2**	**(71.5)**	**(254.2)**	**(9.9)**
A	Stock-based compensation	13.8	17.8	11.0	12.1	9.4
	Goodwill impairment loss	0.0	0.0	0.0	323.0	0.0
B	Transaction costs	9.9	7.8	6.7	10.5	10.6
C	Restructuring and other	2.6	1.0	5.2	1.4	1.0
D	Change in fair value of contingent consideration	(4.7)	(5.8)	0.9	4.5	(4.1)
E	Loss on extinguishment of debt	1.4	0.0	0.0	0.0	0.0
F	Change in fair value of warrant liabilities	(27.2)	(30.2)	65.7	(81.2)	(2.0)
	Adjusted EBITDA[(1)(2)]	**29.2**	**9.9**	**18.2**	**16.3**	**5.0**

A Represents non-cash compensation charges

B Represents legal expenses, professional fees, and expenses directly related to staff needed to support acquisition activity

C Includes one-time legal, IT, severance and various other non-recurring items

D Represents the non-cash change in the value of contingent considerations related to acquired practices

E Represents costs related to amended or previously repaid debt

F Represents non-cash impact from change in warrant liabilities

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. Other companies may define non-GAAP financial measures differently and, as a result, our non-GAAP financial measures may not be directly comparable to those of other companies.

(2) Adjusted EBITDA is a non-GAAP financial measure. At the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to de novo medical centers. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.

(3) Note: Differences in the included tables are due to rounding and are not significant.

CanoHealth

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18 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar 0 50 100 150 200 250 Total Admissions Per 1,000 231219 172 Cano Health Total Hospital Admissions Average Monthly Hospital Admissions Per 1,000 Av er ag e Da ily To ta l A dm is si on s P er 1 ,0 00 Source: Cano Health company data, as of May 8, 2023. Note: Prior period data adjusted for claims lag 2021 2022 2023

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